Exhibit (h)(5)(iii)(c)


                             RETIREMENT PLAN SHARES
                         AMENDMENT TO SERVICES AGREEMENT

     This Amendment is made as of September 1, 2000, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, Denver Investment Advisors LLC ("Fund Affiliate"), and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") which are parties to a Services Agreement between Schwab, Fund Affiliate and Fund Company, made as of March 26, 1996, as amended thereafter ("Services Agreement"). This Amendment amends the Services Agreement. Fund Affiliate and Fund Company are collectively referred to herein as "Fund Parties." All capitalized terms used in this Amendment and not defined herein shall have the same meaning ascribed to them in the Services Agreement.

     WHEREAS, the parties wish to amend the Schedule I to the Services Agreement to designate those Funds, certain shares of which are "Retirement Plan Shares", as defined under this Amendment;

     WHEREAS, the parties wish to amend Exhibit A to the Services Agreement to set forth services to be additionally provided with respect to Retirement Plan Shares;

     WHEREAS, the parties wish to amend the Services Agreement and Exhibit B thereto to set forth certain fee payment obligations and a new and different fee schedule for Retirement Plan Shares and to clarify the nature and source of fee payments and to otherwise amend payment terms; and

     WHEREAS, the parties wish to amend Schedule II to the Services Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. Exhibit A to the Services Agreement is hereby amended to include the following recordkeeping services, to be provided to certain retirement plans participating in Schwab's Retirement Plan Services for Institutional Customers and for which (i) Schwab acts as broker-dealer, (ii) The Charles Schwab Trust Company, a California banking corporation, acts as trustee of the trust funds under the Plans, and/or (iii) Schwab Retirement Plan Services, Inc. or other entity acts as recordkeeper ("Recordkeeper"), each such plan hereinafter referred to as a "Plan," including, but not limited to:

          a. Maintain separate records for each participant under the Plan, which records shall reflect the shares purchased and redeemed and share balances of such participants.

          b. Disburse or credit to the Plan all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

          c. Prepare and transmit to the Plan and/or its participants, as required by law or the Plan, periodic statements showing the total number of shares beneficially owned by the participants as of the statement closing date, purchases and redemptions of Fund shares by the participants during the period covered by the statement, and the dividends and other distributions paid during the statement period, and such other information as may be required, from time to time, by the Plan.

          d. Transmit purchase and redemption orders to the Funds on behalf of the Plan, in accordance with the procedures set forth in the Operating Agreement.

          e. Distribute to the Plan and/or its participants, as appropriate, copies of the Funds' prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

          f. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the recordkeeping services for the Plan.

     2. Schedule I to the Services Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof. Shares of any Fund held in the Account(s) for the benefit of a Plan are designated "Retirement Plan Shares."

     3. Section 2 of the Services Agreement shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

          2. FEES

               For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto.
          Schedule II identifies the amount of components of the Fee as follows:
          (A) that portion of the Fee, if any, determined by the Fund's board of directors to be payable by the Fund for non-distribution related services, and not paid pursuant to a plan of distribution or shareholder servicing adopted and maintained pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"); (B) that portion of the Fee, if any, paid pursuant to a Rule 12b-1 Plan; (C) that portion of the Fee, if any, not payable by the Fund and not paid pursuant to a Rule 12b-1 Plan. Fund Parties acknowledge and agree that (i) Fund Company will pay to Schwab component A, and Fund Affiliate will be jointly and severally responsible to Schwab with Fund Company for component A; and, either (ii) Fund Affiliate is the Fund's principal underwriter and will pay to Schwab any remaining Fee (component B and/or component
          C), or (iii) Fund Affiliate, on behalf of the Fund's principal underwriter, will pay to Schwab any remaining Fee (component B and/or component C).

     4. Section 14(c) of the Services Agreement is hereby deleted in its entirety and the following Sections 14(c) and (d) shall be inserted in lieu thereof:

          14. c. Notwithstanding any termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of a Fund (each a "Pre-Termination Share") that (i) is considered in the calculation of the Fee as of the date of termination, (ii) is purchased by a Plan for which the Fund is an investment option as of the date of the termination, or
     (iii) results from reinvesting the dividends or capital gains distributed with respect to such shares referenced to (i) and (ii), for so long as (y) such Pre-Termination Share is held in the Account(s), and (z) Schwab continues to perform the Services and/or, if applicable, Recordkeeper continues to perform the recordkeeping services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services and/or, if applicable, Recordkeeper continues to perform the recordkeeping services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party. This Section 14(c) shall survive the termination of this Agreement.

          d. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of an entity not listed on Schedule I to this Agreement (each share a "Reorganized Share"), Fund Affiliate will remain obligated to pay Schwab the Fee as to each Reorganized Share for so long as such Reorganized Share is held in any Schwab account, unless such Reorganized Share is subject to a services agreement with Schwab other than this services agreement.

     5. Exhibit B to the Services Agreement shall be deleted in its entirety and the Exhibit B attached hereto shall be inserted in lieu thereof.

     6. Schedule II of the Services Agreement shall be deleted in its entirety, and the Schedule II attached hereto shall be inserted in lieu thereof. Upon the request of Fund Parties from time to time, Schwab agrees to amend the amounts identified by Fund Parties as components A, B, and C that are set forth on
Schedule II.

     7. Except as specifically set forth herein, all other provisions of the Services shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.               WESTCORE TRUST, on its own behalf
                                         and on behalf of each Fund listed on
                                         Schedule I hereto
By: /s/ William M. Thomas
    --------------------------
    William M. Thomas                    By: /s/ Jack D. Henderson
    Senior Vice President                    --------------------------
    Mutual Funds                         Name:  Jack D. Henderson
                                         Title: Vice President
Date: December 19, 2000                  Date:  December 11, 2000


DENVER INVESTMENT ADVISORS, LLC

By: /s/ Jeffrey D. Adams
    --------------------------
Name:  Jeffrey D. Adams
Title: Vice President
Date:  December 11, 2000

                                   SCHEDULE I
                            TO THE SERVICES AGREEMENT

FUND COMPANY/FUNDS                                                EFFECTIVE DATE
------------------                                                --------------
Westcore Trust
      Westcore Blue Chip Fund RPS                                    11/27/95
      Westcore Colorado Tax-Exempt Bond Fund RPS                     11/27/95
      Westcore Growth and Income Fund RPS                            1/30/96
      Westcore Intermediate-Term Bond Fund RPS                       11/27/95
      Westcore International Frontier Fund MIN; RPS                  12/15/99
      Westcore Long-Term Bond Fund RPS                               11/27/95
      Westcore Mid-Cap Opportunity Fund RPS                          10/1/98
      Westcore MIDCO Growth Fund RPS                                 11/27/95
      Westcore Select Fund MIN; RPS                                  10/20/99
      Westcore Small-Cap Growth Fund MIN; RPS                        10/20/99
      Westcore Small-Cap Opportunity Fund RPS                        11/27/95

RPS Indicates that certain shares of Fund are Retirement Plan Shares.

MIN Indicates that Fund is subject to the minimum monthly Fee as set forth on Exhibit B.

Accepted by:

CHARLES SCHWAB & CO., INC.               WESTCORE TRUST, on its own behalf
                                         and on behalf of each Fund listed on
                                         Schedule I hereto
By: /s/ William M. Thomas
    --------------------------
    William M. Thomas                    By: /s/ Jack D. Henderson
    Senior Vice President                    --------------------------
    Mutual Funds                         Name:  Jack D. Henderson
                                         Title: Vice President
Date: December 19, 2000                  Date:  December 11, 2000


DENVER INVESTMENT ADVISORS, LLC

By: /s/ Jeffrey D. Adams
    --------------------------
Name:  Jeffrey D. Adams
Title: Vice President
Date:  December 11, 2000

                                    EXHIBIT B
                               CALCULATION OF FEE

     1. The following terms shall have the meanings defined below:

          a. "DAILY VALUE" shall mean the net asset value of a Fund's shares reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

          b. "EXCLUDED SHARES" shall mean (i) shares held the Account(s) prior to the effective date of this Agreement as to the Fund, and (ii) shares first held in the Account(s) after the termination of this Agreement as to the Fund (except that Pre-Termination Shares referenced under Section 14(c)(iii) of this Agreement resulting from reinvested dividends or capital gains with respect to shares referenced under Section 14(c)(i) shall not be Excluded Shares).

          c. "ORIGINAL QUALIFYING SHARES" shall mean all shares of a Fund held the Account(s) on June 30, 1998 and which continue to be held the Account(s) on the date the shares are valued, but which are not Excluded Shares.

          d. "SUBSEQUENT QUALIFYING SHARES" shall mean all shares of a Fund other than Retirement Plan Shares held the Account(s) on or after, but not prior to July 1, 1998 or thereafter, but which are not Excluded Shares.

          e. "QUALIFYING RETIREMENT PLAN SHARES" shall mean Retirement Plan Shares held the Account(s) on or after, but not prior to September 1, 2000, including Retirement Plan Shares that are Pre-Termination Shares under Sections 14(c)(ii) and (iii) of this Agreement, and which continue to be held the Account(s) on the date the shares are valued, but which are not Excluded Shares or Subsequent Qualifying Shares.

          f. "ORIGINAL FEE RATE" shall mean the fee rate applicable to Original Qualifying Shares.

          g. "SUBSEQUENT FEE RATE" shall mean 35 basis points per annum.

          h. "RETIREMENT PLAN SHARES FEE RATE" shall mean 40 basis points per annum.

     2. The Original Fee Rate is determined based on the average Daily Value of Original Qualifying Shares of all Funds listed on Schedule I, as amended from time to time, as of the prior review date. The review dates are December 31 and June 30. The Original Fee Rate is effective from the next business day following the review date up to and including the next review date. The Original Fee Rates are as follows:

AVERAGE DAILY VALUE OF ORIGINAL
QUALIFYING SHARES                               ORIGINAL FEE RATE
-----------------                               -----------------

Up to and including $500 million                35 basis points per annum

Over $500 million and up to and
including $1.5 billion                          30 basis points per annum

Over $1.5 billion                               25 basis points per annum

     3. The rate scale for Original Qualifying Shares is not intended to produce a "blended rate." Rather, once a threshold is reached, the rate applicable to all original Qualifying Shares will be applied to all Original Qualifying Shares. Thus, if as of a review date, the aggregate Daily Value of Original Qualifying Shares of all Funds is $501 million, the Original Fee Rate will be 30 basis points (to be applied to the aggregate Daily Value of Original Qualifying Shares until the next review date).

     4. The Fee shall be calculated each month by adding (i) the average Daily Value of Original Qualifying Shares for the month multiplied by the Original Fee Rate, plus (ii) the average Daily Value of Subsequent Qualifying Shares for the month multiplied by the Subsequent Fee Rate, plus (iii) the average Daily Value of Qualifying Retirement Plan Shares for the month multiplied by the Retirement Plan Shares Fee Rate. Notwithstanding the foregoing, the minimum Fee for each Fund for which the effective date of such Fund on Schedule I is October 20, 1999, or any date thereafter, and which is designated "MIN" on Schedule I ("MIN Fund"), shall be $2,000 per month commencing with the first full month and terminating with the last full month such Fund is effective under this Agreement. Any Maintenance Fee set forth on Schedule III to the Operating Agreement as to the Account(s) of a MIN Fund which would otherwise be assessed under the Operating Agreement shall be waived for any month for which this Agreement is in effect as to such Fund. The Fee shall be billed monthly in arrears and paid in accordance with Section 7 below.

     5. No adjustments will be made to the net asset values to correct errors in the net asset values reported to NASDAQ for any day unless such error is corrected and the corrected net asset value per shares is reported to Schwab before 5 o'clock p.m., San Francisco time, on the first business day to which the error relates.

     6. At the request of Fund Parties, Schwab shall provide, on each business day, a statement detailing the aggregate Daily Value of (i) Original Qualifying Shares, (ii) Subsequent Qualifying Shares, and (iii) Qualifying Retirement Plan Shares of each Fund and the estimated amount of the Fee for such day. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such fee, Schwab's records shall govern unless an error can be shown in the number of shares used in such calculation.

     7. The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth the Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. The amount of the Fee shall accrue interest from the date of the invoice, and Schwab shall be entitled to charge Fund Parties with payment of such accrued interest with respect to any outstanding amount in the event that Schwab has not received full payment by the last business day of the month in which such invoice is rendered. The rate of interest shall be the Federal Funds "offered" rate for each day as published in THE WALL STREET JOURNAL, and shall be billed by Schwab in the following month's invoice. Schwab shall not be entitled to charge Fund Parties with payment of such accrued interest with respect to any amount for which Schwab has received payment by the last business day of the month in which such invoice is rendered.

                                   SCHEDULE II
                            TO THE SERVICES AGREEMENT

FEE COMPONENT (SECTION 2)                               ORIGINAL QUALIFYING SHARES FEE RATE
-------------------------                               -----------------------------------
Component A (Fund payable, non-Rule 12b-1 Plan)         ______ bps     ______ bps      ______ bps

Component B (Rule 12b-1 Plan)                           ______ bps     ______ bps      ______ bps

Component C (non-Fund payable, non-12b-1 Plan)              35 bps         35 bps          35 bps

Total Fee                                                   35 bps         30 bps          25 bps


FEE COMPONENT (SECTION 2)                               SUBSEQUENT QUALIFYING SHARES FEE RATE
-------------------------                               -------------------------------------

Component A (Fund payable, non-Rule 12b-1 Plan)                        ______ bps

Component B (Rule 12b-1 Plan)                                          ______ bps

Component C (non-Fund payable, non-12b-1 Plan)                             35 bps

Total Fee                                                                  35 bps


FEE COMPONENT (SECTION 2)                               QUALIFYING RETIREMENT PLAN SHARES FEE RATE
-------------------------                               ------------------------------------------

Component A (Fund payable, non-Rule 12b- l Plan)                       ______ bps

Component B (Rule 12b-1 Plan)                                          ______ bps

Component C (non-Fund payable, non-12b-1 Plan)                             35 bps

Total Fee                                                                  40 bps


FEE COMPONENT (SECTION 2)                                              MINIMUM FEE
-------------------------                                              -----------

Component A (Fund payable, non-Rule 12b-1 Plan)                        $________

Component B (Rule 12b-1 Plan)                                          $________

Component C (non-Fund payable, non-12b-1 Plan)                         $   2,000

Total Fee                                                              $   2,000